As filed with the Securities and Exchange Commission on April 9, 2018
Registration number: ______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WIGI BLOCKCHAIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Oklahoma
(State or other jurisdiction of incorporation or organization)

(Primary Standard Industrial Classification Code Number)

(I.R.S. Employer Identification Number)

8F Iwasaki Building
1-7-2 Asakusabashi, Taito-ku
Tokyo, Japan 111-0053
Phone:  81 90-9954-2711
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Chris Filiatrault
8F Iwasaki Building
1-7-2 Asakusabashi, Taito-ku
Tokyo-to, Japan 111-0053
Telephone:  81 90-9954-2711

With a copy to:
Cutler Law Group
6575 West Loop South, Suite 500
Bellaire, TX 77401
Telephone: (713) 888-0040
Facsimile: (713) 583-7150
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

After this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company", and "emerging growth company", in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	3,000,000		$1.00	$3,000,000	$373.50
Common Stock[1]	3,646,890		$0.50	$1,823,445	$227.02

Total	6,646,890	$		$4,832,445	$600.52

(1)
Shares offered by Selling Shareholders previously issued in a private offering of securities pursuant to Section 4(2) of the Securities Act; these shares were issued at prices at $.0025, $0.11 and $0.50 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT HAS FILED A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED APRIL 6, 2018

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

WIGI BLOCKCHAIN TECHNOLOGIES, INC.

6,646,890 Shares of Common Stock

This prospectus relates to the offer and sale of a maximum of up to 3,000,000 shares (the "Maximum Offering") of common stock, $0.001 par value ("Common Shares") at $1.00 per share by Wigi Blockchain Technologies, Inc., an Oklahoma company ("we", "us", "our", "Wigi", "Company" or similar terms).  There is no minimum for this Offering.  The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 18 months.  At the discretion of our board of directors, we may discontinue the offering before expiration of the 18-month period.  We are an "emerging growth company" under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 3,000,000 shares is a "best efforts" offering, which means that our officers and directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares.  The shares will be offered at a fixed price of $1.00 per share for the duration of the offering.  Proceeds from the sale of the shares will be used to implement our plan of operation.  Any funds that we raise from our offering of 3,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We will receive net proceeds of $3,000,000 if all the shares in this offering are sold.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter.  Our officers and directors are solely responsible for selling shares under this offering and no commission will be paid on any sales.  Our officers and directors intend to offer our shares to friends, family members, and business acquaintances for a period of 18 months from the effective date of this prospectus.  In offering the securities on our behalf, our officers and directors will rely on safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market.  We have arbitrarily determined the offering price of $1.00 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the OTCQB. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

This prospectus also relates to the sale of 3,646,890 shares of our common stock by various shareholders (the "Selling Shareholders").  The prices at which the Selling Shareholders may sell the shares will be determined by the prevailing market price for the shares, as reported by OTC Markets, Inc., or in negotiated transactions.  We will not receive proceeds from the sale of our shares by The Selling Shareholders.   The selling shareholders are "underwriters" within the meaning of the Securities Act of 1933, as amended.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading "risk factors" beginning on page 7 before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

____________________

The date of this Prospectus is April 6, 2018

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
USE OF PROCEEDS	21
DETERMINATION OF OFFERING PRICE	21
DILUTION	21
SELLING SHAREHOLDERS	24
PLAN OF DISTRIBUTION	24
DESCRIPTION OF SECURITIES	27
DESCRIPTION OF BUSINESS	29
RELATED STOCKHOLDER MATTERS	37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	37
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	40
EXECUTIVE COMPENSATION	42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43
DISCLOSURE OF COMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	43
WHERE YOU CAN FIND MORE INFORMATION
INTEREST OF NAMED EXPERTS	44
EXPERTS	44
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	44
FINANCIAL STATEMENTS	F-1

Until _____, 2018 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company," "we," "our", "us" or "Wigi" refer to Wigi Blockchain Technologies, Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

Wigi Blockchain Technologies, Inc., an Oklahoma corporation incorporated on August 10, 2017, is a payments technology company that is developing a payments platform known as "WigiPay" that will utilize blockchain technologies. WigiPay is intended to give retail and e-commerce the ability to lower the cost of payments, eliminate fraud and deliver an automated and integrated rewards system. WigiPay is intended to be a consumer-focused payment platform that when fully developed will provide consumers with multiple payment options. As the platform evolves, it will allow for cash, credit cards, debit cards, gift cards, cryptocurrencies, as well as loyalty/rewards transactions. WigiPay will be developed to allow for the transfer of cash from a user's account into his or her WigiPay account. From there, users can buy goods and/or services online. In addition, we intend to provide retail and e-commerce businesses the ability to accept payments utilizing cryptocurrency via our WigiPay payments system, which will charge a fee on every transaction made through our application.  This is intended to provide a larger customer base to businesses while also lowering the payment processor transaction costs.  Wigi believes that consumers, merchants and merchant network platform providers, can simultaneously benefit with its WigiPay payment system, which will use blockchain technology. Wigi believes it can disrupt legacy payments industry systems, which are costly for merchants (and ultimately for consumers), especially when fraud and chargebacks are included. Our products will include the WigiPay mobile app for consumers and WigiPOS merchant dashboard. When used in tandem, consumers will be able to pay for products and services at lower costs while merchants will benefit from an automated rewards system that result in greater consumer retention and satisfaction. Wigi intends to modernize legacy payments by utilizing blockchain technology with fiat currency.

We are a development stage company that has not realized any revenues to date. We are in the early stages of developing our business.  Our plan of operations over the 12-month period following the successful completion of our offering of 3,000,000 shares of our common stock is to complete development and marketing of our ecommerce blockchain products.

The Company's principal office is located at 8F Iwasaki Building. 1-7-2 Asakusabashi, Taito-ku, Tokyo-to, Japan 111-0053.   Our telephone number is 81 90-9954-2711.

We are an "emerging growth company" within the meaning of the federal securities laws.  For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter.  Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we intend to seek to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The Offering

Securities Being Offered:	3,000,000 shares of common stock, par value $0.001 per share.

Offering price	$1.00 per share

Duration of the Offering:	The 3,000,000 shares of common stock are being offered for a period of 18 months.

Net proceeds to us	$3,000,000 assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 26.

Shares Outstanding Prior to Offering	9,046,890 shares of common stock.

Shares Outstanding After Offering	12,046,890 shares of common stock.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	All registration costs shall be borne by the Company

Risk Factors	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks. An investment in the Company is speculative. A purchase of any of the securities of the Company involves a high degree of risk and should be undertaken only by purchasers whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the securities of the Company should not constitute a major portion of an individual's investment portfolio and should only be made by persons who can afford a total loss of their investment. Prospective purchasers should evaluate carefully the following risk factors associated with an investment in the Company's securities prior to purchasing any of the securities.

Limited Operating History

The Company has a limited operating history on which to base an evaluation of its business and prospects.  The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets such as the Internet, technology, and payment systems.  The likelihood of the Company's success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company's services, the ability to attract and retain a suitable client base, and the management of growth.  To address these risks, the Company must, among other things, generate increased demand, attract a sufficient clientele base, respond to competitive developments, increase the "Wigi" brand name visibility, successfully introduce new services, attract, retain and motivate qualified personnel and upgrade and enhance the Company's technologies to accommodate expanded service offerings.  In view of the rapidly evolving nature of the Company's business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

The Company is therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues.

Need for Additional Capital

The Company has limited revenue-producing operations and will require the proceeds from this offering to execute its full business plan.  The Company believes the proceeds from this offering, assuming a minimum of 500,000 shares ($500,000) are sold, will be sufficient to develop its initial plans.  However, the Company can give no assurance that all, or even a significant portion of these shares will be sold or that if 500,000 shares (i.e. $500,000) are sold in this offering, that the moneys raised will be sufficient to execute the entire business plan of the Company.  Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of shareholder's interest. A failure to raise capital when needed would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, the Company may be required to reduce, curtail, or discontinue operations.

Competition

The internet-based ecommerce payment business is highly competitive and the Company competes with several different types of companies that offer some form of payment processing and/or funds transfer content.  Certain of these competitors may have greater industry experience or financial and other resources than the Company.

Some of the Company's competitors include the following companies:

a.	BitPay is a private global bitcoin payment service provider headquartered in Atlanta, Georgia;

b.
PayPal (NASDAQ: PYPL) is an international e-commerce business allowing payments and money transfers to be made through the Internet. PayPal is one of the largest financial transaction tools available online. PayPal is a leader in online commerce;

c.
POSaBIT is a private Seattle, Washington based company that gives consumers easy access to digital currency by allowing them to purchase it during the retail experience. These digital wallets can be used to make purchases on the spot or anywhere that accepts cryptocurrency such as Amazon.com, Overstock.com, Expedia.com, and more; and

d.
Shakepay is a Canadian private company that enables payments using bitcoin, ethereum and dash digital currencies via a standard Visa debit card where instantaneous transaction times are required and through Shakepay's agents for transaction of up to $2 million in cryptocurrency where longer transaction times are acceptable.

To become and remain competitive, the Company will require research and development, marketing, sales and client support. The Company may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Company. The Company intends to differentiate itself from competitors by developing a payments platform that utilizes blockchain technology and allows consumers and merchants to accept fiat currency via Wigi points. The Company believes cryptocurrency is a rapidly growing currency or asset class; however, the Company believes that the dominant form of payment worldwide is and will continue to be fiat-based currency and the Company intends to develop a blockchain based payments platform that includes fiat currency.

The market for payment processing is rapidly evolving and intensely competitive, and the Company expects competition to intensify further in the future. There is no guarantee that any factors that differentiate the Company from its competitors will give the Company a market advantage or continue to be a differentiating factor for the Company in the foreseeable future. Competitive pressures created by any one of the above mentioned companies (and other direct or indirect competitors), or by the Company's competitors collectively, could have a material adverse effect on the Company's business, results of operations and financial condition.

CryptoCurrency Risks

The cryptocurrency market has limited regulation and in its infancy.  Accordingly, there are certain risks related to cryptocurrencies, including the risk of regulation reforms which may prohibit payment processing transactions related to the business of the Company. Additionally, financial institutions may impose restrictions on persons that engage in business that is based on cryptocurrency transactions. Risks related to the acceptance and use of cryptocurrencies could have a significant impact on the volume of cryptocurrency transactions. Such acceptance or lack thereof, and reforms in regulation could adversely affect the Company assets, liabilities, business, financial condition, prospects and results of operations.

Risk of Capacity Constraints

The Company seeks to generate a high volume of traffic and transactions through its technologies. Accordingly, the satisfactory performance, reliability and availability of the Company's website, processing systems and network infrastructure are critical to the Company's reputation and its ability to attract and retain large numbers of users who transact sales on its platform while maintaining adequate customer service levels. The Company's revenues depend, in part, on the volume of user transactions that are successfully completed. Any system interruptions that result in the unavailability of the Company's service or reduced customer activity would ultimately reduce the volume of transactions completed. Interruptions of service may also diminish the attractiveness of the Company and its services. Any substantial increase in the volume of traffic on the Company's website or in the number of transactions being conducted by customers will require the Company to expand and upgrade its technology, transaction processing systems and network infrastructure. There can be no assurance that the Company will be able to accurately project the rate or timing of increases, if any, in the use of the Company's platform or timely expand and upgrade its systems and infrastructure to accommodate such increases in a timely manner. Any failure to expand or upgrade its systems could have a material adverse effect on the Company's business, results of operations and financial condition.

The Company's uses internally developed systems to operate its service and for transaction processing, including collections processing. The Company must continually enhance and improve these systems in order to accommodate the level of use of its products and services. Furthermore, in the future, the Company may add new features and functionality to its services that would result in the need to develop or license additional technologies. The Company's inability to add new software and hardware to develop and further upgrade its existing technology, transaction processing systems or network infrastructure to accommodate increased traffic on its platforms or increased transaction volume through its processing systems or to provide new features or functionality may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality of the user's experience on the Company's service, and delays in reporting accurate financial information. There can be no assurance that the Company will be able in a timely manner to effectively upgrade and expand its systems or to integrate smoothly any newly developed or purchased technologies with its existing systems. Any inability to do so would have a material adverse effect on the Company's business, results of operations and financial condition.

Risks Associated with Brand Development

The Company believes that continuing to strengthen its brand is critical to achieving widespread acceptance of the Company, particularly in light of the competitive nature of the Company's market. Promoting and positioning its brand will depend largely on the success of the Company's marketing efforts and the ability of the Company to provide high quality services. In order to promote its brand, the Company will need to increase its marketing budget and otherwise increase its financial commitment to creating and maintaining brand loyalty among users. There can be no assurance that brand promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by the Company in building its brand. Further, there can be no assurance that any new users attracted to the Company will conduct transactions over the Company on a regular basis. If the Company fails to promote and maintain its brand or incurs substantial expenses in an attempt to promote and maintain its brand or if the Company's existing or future strategic relationships fail to promote the Company's brand or increase brand awareness, the Company's business, results of operations and financial condition would be materially adversely affected.

Risks Associated with New Services, Features and Functions

The Company plans to expand its operations by developing and promoting new or complementary services, products or transaction formats or expanding the breadth and depth of services. There can be no assurance that the Company will be able to expand its operations in a cost-effective or timely manner or that any such efforts will maintain or increase overall market acceptance. Furthermore, any new business or service launched by the Company that is not favourably received by consumers could damage the Company's reputation and diminish the value of its brand. Expansion of the Company's operations in this manner would also require significant additional expenses and development, operations and other resources and would strain the Company's management, financial and operational resources. The lack of market acceptance of such services or the Company's inability to generate satisfactory revenues from such expanded services to offset their cost could have a material adverse effect on the Company's business, results of operations and financial condition.

Risks Related to Consumer Trends

The Company expects to derive most of its revenues from fees from successfully completed transactions that utilize its payment processing platform. The Company's future revenues will depend upon continued demand for the types of goods that are listed by users of the Company's services. The value of listed items on the Company's platforms will fluctuate depending on the listing of inventory for sale by its customers, the frequency of transactions and the expiry dates for certain items. These trends will cause significant fluctuations in the Company's operating results from one quarter to the next. Any decline in demand for the goods offered through the Company's services as a result of changes in consumer trends could have a material adverse effect on the Company's business, results of operations and financial condition.

Online Commerce Security Risks

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the technology used by the Company to protect customer transaction data. If any such compromise of the Company's security were to occur, it could have a material adverse effect on the Company's reputation and, therefore, on its business, results of operations and financial condition. Furthermore, a party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company involve the storage and transmission of proprietary information, security breaches could damage the Company's reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business, results of operations and financial condition.

Improper Disclosure of Personal Data

The Company stores and processes large amounts of personally identifiable information (PII), consisting primarily of customer information and transactions. It is possible that the Company's security controls over personal data, training of employees and other practices it follows may not prevent the improper disclosure of personally identifiable information. Such disclosure could harm the Company's reputation and subject it to liability under laws that protect personal data, which could have a material adverse effect on its business and/or financial condition. Blockchain technology potentially provides a method to mitigate this risk, as PII is owned by the customer with select data being released only for the purposes to execute a transaction and never residing on company servers.

Growth Strategy Implementation; Ability to Manage Growth

The Company anticipates that significant expansion will be required to address potential growth in its customer base and market opportunities.  The Company's expansion is expected to place a significant strain on the Company's management, operational and financial resources.  To manage any material growth of its operations and personnel, the Company may be required to improve existing operational and financial systems, procedures and controls and to expand, train and manage its employee base.  There can be no assurance that the Company's planned personnel, systems, procedures and controls will be adequate to support the Company's future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that the Company's management will be able to successfully identify, manage and exploit existing and potential market opportunities.  If the Company is unable to manage growth effectively, its business, prospects, financial condition and results of operations may be materially adversely affected.

Risks associated with Acquisitions

If appropriate opportunities present themselves, the Company intends to acquire businesses, technologies, services or products that the Company believes are strategic. The Company currently has no understandings, commitments or agreements with respect to any other material acquisition and no other material acquisition is currently being pursued. There can be no assurance that the Company will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with its current business. The process of integrating an acquired business, technology, service or product into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company's business. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any such future acquisitions of other businesses, technologies, services or products might require the Company to obtain additional equity or debt financing, which might not be available on terms favourable to the Company, or at all, and such financing, if available, might be dilutive.

Dependence upon Management and Key Personnel

The Company is, and will be, heavily dependent on the skill, acumen and services of the management of the Company.  The loss of the services of these key individuals, and certain others, for any substantial length of time would materially and adversely affect the Company's results of operation and financial position (See "Management").

Difficulty to Forecast

The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

Regulatory Regime

From time-to-time, governments and regulatory bodies may review the legislation and regulations applied to the cryptocurrency financial services industry and the payment processing industry in which the Company operates. Such reviews could result in the enactment of new laws and/or the adoption of new regulations in the United States of America, Japan, Canada, Europe or elsewhere, which might adversely impact businesses in United States of America, Japan, Canada, Europe or other countries in general and consequently, may threaten the Company's growth prospects. More specifically, the Company is operating in the payment processing industry, which is strictly regulated. Regulation is extensive and designed to protect consumers and the public, while providing standard guidelines for business operations. In the offering of its products, the Company is subject to certain federal and provincial laws and regulations relating to its financial product offerings, including laws and regulations governing such things as Know-Your-Customer (KYC), Anti-Money Laundering (AML), Anti-Terrorist Financing (ATF) and safeguarding the privacy of customers' personal information. Failure to comply with, or changes to, existing or future laws and regulations could result in significant unforeseen costs and limitations, and could have an adverse impact on the Company's business, results of operations and/or financial condition.

Other Nonpublic Sales of Securities Likely

As part of the Company's plan to raise additional capital, the Company will likely make offers and sales of its common stock and/or preferred stock to qualified investors in transactions which are exempt from registration under the 1933 Act, as amended, in the future.  Other offers and sales of common stock or preferred stock may be at prices per share that are higher or lower than the price per share in this offering or higher or lower than the conversion rate of the share of this offering.  The Company reserves the right to set prices at its discretion, which prices need not relate to any ascertainable criterion of value.  There can be no assurance the Company will not make other offers at lower prices per share, when, at the Company's discretion, such price is deemed by the Company to be reasonable under the circumstances.

Arbitrary Offering Price

The offering price of the common shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the offering price, the Company considered such factors as the prospects, if any, for similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this prospectus with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

Limited Market for Securities

The Company's securities are not currently quoted on any recognized stock exchange or trading platform.  Therefore, there is currently no market for the Company's common stock is limited.  There can be no assurance that a meaningful trading market will develop.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock.  The Commission has recently adopted regulations under such Act, which defines penny stock to be any non-NASDAQ equity security that has a market price of less than $5.00 per share (as defined).  Unless exempt, for any transaction in a penny stock, the new rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history and the customer's rights and remedies in case of fraud or abuse in the sale.  Disclosure also has to be made about commissions payable to both the broker/dealer and the registered representative and current quotations of securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  Non-NASDAQ stocks would not be covered by the definition of penny stock for (i) issuers who have $3,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker/dealer.

Dividend Policy

To date, the Company has not declared or paid any cash dividends on its stock and do not anticipate paying cash dividends in the foreseeable future.  The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors.

Control By Existing Management

Under the terms of the Company's Articles of Incorporation filed with the Secretary of State of Oklahoma with respect to the rights, preferences and limitations of the common shares, each common shareholder is entitled to vote on any matters presented to stockholders of the Company.  The present officers and directors of the Company will own approximately 59.7% of the issued and outstanding common shares and will continue to own approximately 44.8% if all of the shares offered hereunder are sold.  As a result, purchasers of the common shares will have only a limited voice in the Company's management, which is likely to be controlled by the present officers and directors of the Company.  As a result, the current management will retain voting control of the Company.  (See "Principal Shareholders" and "Description of Securities").

Proceeds Applied to General Corporate Purposes - Management Discretion

Although a portion of the net proceeds of this prospectus are for specific uses, the balance will be available for working capital and general corporate purposes.  Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management.  Investors will be relying on the Company's management and business judgment based solely on limited information.  No assurance can be given that the application of the net proceeds of this prospectus will result in the Company achieving its financial and strategic objectives.

Acceptance and/or widespread use of cryptocurrency is uncertain.

Currently, there is relatively small use of bitcoins and/or other cryptocurrencies in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect the Company's operations, investment strategies, and profitability.  Conversely, a significant portion of cryptocurrency demand is generated by speculators and investors seeking to profit from the short-term or long-term holding of cryptocurrencies.  The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services.  A lack of expansion by cryptocurrencies into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in their market prices, either of which could adversely impact the Company's operations, investment strategies, and profitability.

Security threats to us could damage to the reputation and our brand, each of which could adversely affect an investment in the Company.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the bitcoin exchange market.  Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our bitcoins.  Any breach of our infrastructure could result in damage to our reputation which could adversely affect an investment in the Company.  Furthermore, management of the Company believes that, as its assets grow, it may become a more appealing target for security threats such as hackers and malware.

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our data. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure.  As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures.  If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in the Company.

In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in the Company.

A loss of confidence in our security system, or a breach of our security system, may adversely affect the Company and the value of an investment in the Company.

The Company will take measures to protect us from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of our data and assets.  A security breach could harm the Company's reputation.

Failure to deal effectively with fraud, fictitious transactions, bad transactions, and negative customer experiences would increase our loss rate and harm our business, and could severely diminish merchant and consumer confidence in and use of our services.

We will incur losses due to claims from consumers that merchants have not performed or that their goods or services do not match the merchant's description.  We will also incur losses from claims that the consumer did not authorize the purchase, from consumer fraud, from erroneous transmissions and from customers who have closed bank accounts or have insufficient funds in them to satisfy payments.  In addition, if losses incurred by us related to payment card transactions become excessive, they could potentially result in our losing the right to accept payment cards for payment.  In the event that we were unable to accept payment cards, the number of transactions processed through our services would decrease substantially and our business could be harmed.  We are similarly subject to the risk of fraudulent activity associated with merchants, consumers of our products and third parties handling our user information.  We have taken measures to detect and reduce the risk of fraud, but these measures need to be continually improved and may not be effective against new and continually evolving forms of fraud or in connection with new product offerings.  If these measures do not succeed, our business could be harmed.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins or other digital currencies in one or more countries, and ownership of, holding or trading in our securities may also be considered illegal and subject to sanction.

Although currently bitcoins and other digital currencies are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use digital currencies or to exchange digital currencies for fiat currency.  Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in the Company.

The value of cryptocurrencies may be subject to momentum pricing risk.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value.  Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms.  Momentum pricing may have resulted, and may continue to result, in speculation regarding future appreciation in the value of cryptocurrencies, inflating and making their market prices more volatile.  As a result, they may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in their market prices, which could adversely affect the value of cryptocurrencies and discourage their use in day-to-day transactions and thereby affect the Company.

Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure.

To the extent that cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, this could result in a reduction in cryptocurrency prices.  Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, derivatives and other currencies.  For example, during the past three years, a number of bitcoin exchanges have been closed due to fraud, business failure or security breaches.

In many of these instances, the customers of the closed bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such bitcoin exchanges.  While smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and "malware" (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action. Any negative events or publicity involving digital currencies could discourage their use in day-to-day transactions and thereby affect the Company.

Banks may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment.

A number of companies that provide bitcoin and/or other cryptocurrency-related services have been unable to find banks that are willing to provide them with bank accounts and banking services.  Similarly, a number of such companies have had their existing bank accounts closed by their banks.  Banks may refuse to provide bank accounts and other banking services to bitcoin and/or other cryptocurrency-related companies or companies that accept cryptocurrencies for a number of reasons, such as perceived compliance risks or costs.  The difficulty that many businesses that provide bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies or could decrease its usefulness and harm its public perception in the future.  Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin and/or other cryptocurrency-related services.  This could decrease the market prices of cryptocurrencies and adversely affect the value of our bitcoin inventory.

The Company's payment system might be used for illegal or improper purposes, which could expose it to additional liability and harm its business.

Despite measures the Company will implement to detect and prevent identify theft, its payment system remains susceptible to potentially illegal or improper uses. Despite measures the Company will take to detect and lessen the risk of this kind of conduct, the Company cannot assure that these measures will succeed. The Company's business could suffer if customers use the Resulting Issuer's system for illegal or improper purposes.

If these merchants are operating illegally, the Company could be subject to civil and criminal lawsuits, administrative action, and prosecution for, among other things, money laundering or for aiding and abetting violations of law. The Company would lose the revenues associated with these accounts and could be subject to material penalties and fines, both of which would seriously harm its business.

Customer complaints or negative publicity about the Company's customer service could affect use of its product adversely and, as a result, its business could suffer.

Customer complaints or negative publicity about the Company's customer service could diminish severely consumer confidence in and use of its product. Breaches of the Company's customers' privacy and its security measures could have the same effect. Measures the Company sometimes take to combat risks of fraud and breaches of privacy and security, such as freezing customer funds, can damage relations with the Company's customers. These measures heighten the need for prompt and accurate customer service to resolve irregularities and disputes. If the Company does not handle customer complaints effectively, its reputation may suffer and it may lose its customers' confidence.

The Company may experience breakdowns in its payment processing system that could damage customer relations and expose it to liability, which could affect adversely its ability to provide reliable service.

A system outage or data loss could have a material adverse effect on the Company's business, financial condition and results of operations. To operate the Company's business successfully, it must protect its payment processing and other systems from interruption by events beyond its control. Events that could cause system interruptions include:

•	fire;

•	power loss;

•	earthquake;

•	terrorist attacks;

•	natural disasters;

•	computer viruses;

•	unauthorized entry;

•	telecommunications failure; and

•	computer denial of service attacks.

The Company's infrastructure could prove unable to handle a larger volume of customer transactions. Any failure to accommodate transaction growth could impair customer satisfaction, lead to a loss of customers, impair the Company's ability to add customers or increase its costs, all of which would harm its business.

Risks related to insurance

The Company intends to insure its operations. However, given the novelty of cryptocurrency businesses, such insurance may not be available, uneconomical or the nature or level may be insufficient to provide adequate insurance cover.  The occurrence of an event that is not covered or fully covered by insurance could have a material adverse effect. While management of the Company believes its insurance coverage will address all material risks to which it is exposed and will be adequate and customary in its current state of operations, such insurance will be subject to coverage limits and exclusions and may not be available for the risks and hazards to which we are exposed.  In addition, no assurance can be given that such insurance will be adequate to cover our liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. If we were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, our business, results of operations and financial condition could be materially adversely affected. Payment of the liabilities for which insurance is not carried may have a material adverse effect on the Company's financial position and operations.

Product Development and Technology Change

Our success could be seriously affected by a competitor's ability to develop and market technologies that compete with our technologies.  To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our technology.  The Internet and the electronic commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing operations and proprietary technology and systems obsolete.  There can be no assurance that we will successfully implement new technologies and transaction processing systems to meet industry standards and if unable to adapt in a timely matter, our business could be materially affected.

Dependence of Technical Infrastructure

Our ability to attract, retain, and serve customers is dependent upon the reliable performance of the blockchain software platform and the underlying technical infrastructure.  We may fail to effectively scale and grow our technical infrastructure to accommodate these increased demands.  In addition, our business will be reliant upon third party partners such as digital currency exchanges, financial service providers and cash-out providers.  Any disruption or failure in the services from third party partners used to facilitate our business could harm our business.  Any financial or other difficulties these partners face may adversely affect our business, and we exercise little control over these partners, which increases vulnerability to problems with the services they provide.

Use and Storage of Personal Information and Compliance with Privacy Laws

As part of our business we may receive, store and process personal information and other customer data including, addresses, telephone numbers, and images of government identification, and information relating to financial transactions.  As a result, we must comply with the numerous federal, provincial and local laws relating to the collection, use, disclosure, storage and safeguarding of personal information.  Any failure or perceived failure to comply with our privacy policies, privacy-related obligations to customers or other third parties, or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, may result in governmental enforcement actions, fines or litigation.

Profitability

There is no assurance that we will earn profits in the future, or that profitability will be sustained.  There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities.  If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities.

Protection of Intellectual Property Rights

The future success of our business is dependent upon the intellectual property rights surrounding the technology, including trade secrets, know-how and continuing technological innovation.  Although we will seek to protect our proprietary rights, our actions may be inadequate to protect any proprietary rights or to prevent others from claiming violations of their proprietary rights.  There can be no assurance that other companies are not investigating or developing other technologies that are similar to our technology.  In addition, effective intellectual property protection may be unenforceable or limited in certain countries, and the global nature of the Internet makes it impossible to control the ultimate designation of our technology.  Any of these claims, with or without merit, could subject us to costly litigation.  If the protection of proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished.  Any of these events could have an adverse effect on our business and financial results.

The Company's product features may infringe claims of third-party patents, which could affect its business and profitability adversely.

The Company cannot assure that its product features do not infringe on patents held by others or that they will not in the future.

If all or any portion of the Company's services were found to infringe a patent, it could be required to restructure its payment system, stop offering its payment product altogether, or pay substantial damages or license fees to third party patent owners. Even if the Company prevails in a lawsuit, litigation can be expensive and can consume substantial amounts of management time and attention.

If the Company cannot keep pace with rapid technological developments to provide new and innovative programs, products and services, the use of its products and its revenues could decline.

Rapid, significant technological changes continue to confront the industries in which the Company operates, including developments in smart cards, tokenization, ecommerce, mobile, and radio frequency and proximity payment devices, such as contactless payments. The Company cannot predict the effect of technological changes on its business. The Company expects that new services and technologies applicable to the industries in which it operates will continue to emerge. These new services and technologies may be superior to, or render obsolete, the technologies that the Company currently uses in its products and services. Incorporating new technologies into the Company products and services may require substantial expenditures and take considerable time, and ultimately may not be successful. In addition, the Company's ability to adopt new services and develop new technologies may be inhibited by industry-wide standards, payments networks, new laws and regulations, resistance to change from consumers or merchants, or third parties' intellectual property rights. The Company's success will depend on its ability to develop new technologies and adapt to technological changes, evolving industry standards as well as the regulatory environment.

Substantial and increasingly intense competition worldwide in the global payments industry may harm the Company's business

The global payments industry is highly competitive. The Company competes against businesses in varied industries, many of whom are larger than the Company is, have a dominant and secure position in other industries, and offer other goods and services to consumers and merchants which the Company does not offer. As online and offline commerce increasingly converge, the pace of change, innovation and disruption is increasing. The global payments industry is rapidly changing, highly innovative and increasingly subject to regulatory scrutiny, which may negatively affect the competitive landscape. The Company competes against all forms of payments, including:

•	paper-based transactions (principally cash and checks);

•	providers of traditional payment methods, particularly credit and debit cards, money orders, and Automated Clearing House transactions (these providers are primarily well-established banks);

•
providers of "digital wallets" which offer customers the ability to pay online and/or on mobile devices through a variety of payment methods, including with mobile applications, through contactless payments, and with a variety of payment methods;

•
providers of mobile payments solutions that use tokenized card data approaches and Near Field Communication ("NFC") functionality (including Host Based Card Emulation ("HCE") functionality to eliminate the need for a physical NFC chip in the device);

•	payment-card processors that offer their services to merchants;

•	providers of "person-to-person" payments that facilitate individuals sending money with an email address or mobile phone number;

•	providers of mobile payments; and

•	providers of card readers for mobile devices and of other new point of sale and multi-channel technologies.

The Company also faces competition and potential competition from:

•	money remitters;

•	services that provide online merchants the ability to offer their customers the option of paying for purchases from their bank account or paying on credit;

•	issuers of stored value targeted at online payments;

•	other international online payment-services providers;

•	other providers of online account-based payments;

•	payment services targeting users of social networks and online gaming, often through billing to the consumer's mobile phone account;

•	mobile payment services between bank accounts;

•	payment services enabling banks to offer their online banking customers the ability to send and receive payments through their bank account;

•	online shopping services that provide special offers linked to a specific payment provider; and

•	services that help merchants accept and manage virtual currencies.

Some of these payment providers have greater customer bases, volume, scale, and market share than the Company does, which may provide significant competitive advantages. Some of these competitors may also be subject to less burdensome licensing, anti-money laundering, counter-terrorist financing, and other regulatory requirements. They may devote greater resources to the development, promotion, and sale of products and services, and they may offer lower prices or more effectively introduce their own innovative programs and services that adversely impact the Resulting Issuer's growth. The Company also expect new entrants to offer competitive products and services. In addition, some merchants provide such services to themselves. Competing services tied to established banks and other financial institutions may offer greater liquidity and engender greater consumer confidence in the safety and efficacy of their services.

The Company competes primarily on the basis of the following:

•	ability to attract, retain and engage both merchants and consumers with relatively low marketing expense;

•	security of transactions and the ability for consumers to use the Company's services without sharing their financial information with the merchant;

•	simplicity of the Company's fee structure;

•	ability to develop services across multiple commerce channels, including mobile payments and payments at the retail point of sale;

•	customer service;

•	brand recognition;

•	website, mobile platform and application onboarding, ease-of-use and accessibility;

•	system reliability and data security;

•	ease and quality of integration into third-party mobile applications; and

•	quality of developer tools such as its application programming interfaces and software development kits.

If the Company is not able to differentiate its business from those of its competitors, drive value for its customers, and/or effectively align its resources with its goals and objectives, the Company may not be able to compete effectively against its competitors. The Company's failure to compete effectively against any of the foregoing competitive threats could materially and adversely harm its business.

If we are unable to maintain and promote our brand, our business and operating results may be harmed.

Management of the Company believes that maintaining and promoting our brand is critical to expanding our customer base.  Maintaining and promoting our brand will depend largely on our ability to continue to provide useful, reliable and innovative services, which we may not do successfully. We may introduce new features, products, services or terms of service that our customers do not like, which may negatively affect our brand and reputation.  Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not achieve the desired goals.  If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and operating results could be adversely affected.

Software

Our software is highly technical, and if it contains undetected errors, our business could be adversely affected.  Our products incorporate software that is highly technical and complex. Our software may now or in the future contain, undetected errors, bugs, or vulnerabilities.  Some errors in our software code may only be discovered after the code has been released.  Any errors, bugs, or vulnerabilities discovered in our code after release could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.  There is no assurance that our development of software will result in commercially viable software for customers.

Regulatory Risks

Our activities will be subject to regulation by governmental authorities.  Achievement of our business objectives are contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all regulatory approvals.  We cannot predict the time required to secure all appropriate regulatory approvals for our products, or the extent of testing and documentation that may be required by governmental authorities.  Any delays in obtaining, or failure to obtain regulatory approvals could have a material adverse effect our business, results of operations and financial condition.

Our business is subject to rapid regulatory changes.  Failure to keep up with such changes may adversely affect our business.  Failure to follow regulatory requirements will have a detrimental impact on our business.  Changes in legislation cannot be predicted and could irreparably harm the business.

Conflicts of Interest

Certain of our directors and officers are also directors and officers of other companies, and conflicts of interest may arise between their duties as our officers and directors and as officers and directors of such other companies.  In addition, as applicable, such directors and officers will refrain from voting on any matter in which they have a conflict of interest.

Global Economic and Financial Deterioration Impeding Access to Capital or Increasing the Cost of Capital

Market events and conditions, including disruption in U.S. and international financial markets and other financial systems and the deterioration of U.S. and global economic and financial market conditions, could, among other things, impact currency trading and impede access to capital or increase the cost of capital, which would have an adverse effect on our ability to fund our working capital and other capital requirements.  Current and future conditions in the domestic and global economies remain uncertain.  As a result, it is difficult to estimate the level of growth or contraction for the economy as a whole.  It is even more difficult to estimate growth or contraction in various parts, sectors and regions of the economy, including the market area in which we will participate.

Litigation

The Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit.  From time to time in the ordinary course of its business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings.  Such matters can be time-consuming, divert management's attention and resources and cause us to incur significant expenses.  Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

Going-Concern Risks

The financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business.  Our future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing an equity or debt financing or in achieving profitability.

Financial Risk Exposures

The Company may have financial risk exposure to varying degrees relating to the currency of each of the countries where it operates and has financial risk exposure towards digital currencies. The level of the financial risk exposure related to a currency and exchange rate fluctuations will depend on the Company's ability to hedge such risk or use another protection mechanism.

USE OF PROCEEDS

Our public offering of 3,000,000 shares is being made on a self-underwritten basis:  no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $1.00. The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the shares in this offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under "Risk Factors."  Accordingly, we will retain broad discretion in the allocation of proceeds of this Offering.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering (1)	$750,000	$1,500,000	$2,250,000	$3,000,000
Operations	$150,000	$300,000	$450,000	$600,000
Software/Platform Development	$250,000	$500,000	$750,000	$1,000,000
Marketing & Advertising	$75,000	$150,000	$225,000	$300,000
Regulatory Matters (legal, and compliance)	$150,000	$300,000	$450,000	$600,000
Intellectual Property	$12,500	$25,000	$37,500	$50,000
General & Administrative	$62,500	$125,000	$187,500	$250,000
General Working Capital	$25,000	$100,000	$150,000	$200,000

(1) Expenditures for the 12 months following the completion of this offering.  The expenditures are categorized by significant area of activity. The Company will hire more employees and consultants and scale up its operations based on the amount of funds it has.

The above figures represent only estimated costs. There may be circumstances, however, where for sound business reasons a reallocation of funds may be necessary. Use of proceeds will be subject to the discretion of management.
Any funds we raise from our offering of 3,000,000 shares of common stock will be immediately available for our use and will not be returned to investors.  We will not maintain an escrow, trust, or similar account for the receipt of proceeds from the sale of our shares.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  If that happens, you will lose your investment and your funds will be used to pay creditors.

This prospectus also relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders.  We will receive no proceeds from the sale of shares by the Selling Shareholders of common stock registered in this offering.

We have previously received approximately $501,552 from the sale of shares to the Selling Shareholders.  The application of the proceeds of these private sales is at the discretion of management.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 3,000,000 shares being offered has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The price of the current offering is fixed at $1.00 per share.  This price is significantly higher than the price paid by existing shareholders for common equity since the Company's inception.

As of December 31, 2017, the net tangible book value of our shares of common stock was $450,552 or approximately $0.05 per share based upon 9,046,890 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 12,046,890 shares to be outstanding will be $3,450,552 or approximately $0.29 per share.  The net tangible book value per share prior to the offering is $0.29.  The net tangible book value of the shares held by our existing stockholders will be increased by$0.24 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $1.00 per share to $0.29 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own approximately 25% of the total number of shares then outstanding for which they will have made cash investment of $3,000,000, or $1.00 per share.  Our existing stockholders will own approximately 75% of the total number of shares then outstanding, for which it has committed to contributions of cash totaling $501,552 or $0.055 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 2,250,000 shares are sold, the net tangible book value of the 11,296,890 shares to be outstanding will be $2,700,552, or approximately $0.24 per share.  The net tangible book value per share prior to the offering is $0.05.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.19 per share without any additional investment on their part.  Investors in the offering will incur an immediate dilution from $1.00 per share to $0.24 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 10,546,890 shares to be outstanding will be $1,950,552, or approximately $0.18 per share. The net tangible book value per share prior to the offering is $0.05.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.14 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $1.00 per share to $0.18 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 750,000 shares are sold, the net tangible book value of the 9,796,890 shares to be outstanding will be $1,200,552 or approximately $0.12 per share.  The net tangible book value per share prior to the offering is $0.05.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.07 per share without any additional investment on their part.  Investors in the offering will incur an immediate dilution from $1.00 per share to $0.12 per share.

Existing Shareholders if all Shares Sold

Price per share	$1.00
Net tangible book value per share before offering	$0.05
Potential gain to existing shareholders	$0.24
Net tangible book value per share after offering	$0.29
Increase to present shareholders in net tangible book value per share after offering	$0.24
Capital contributions	$501,552
Number of shares outstanding before the offering	9,046,890
Number of shares after offering held by existing shareholders	9,046,890
Percentage of ownership after offering	75.1

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$1.00
Dilution per share	$0.71
Capital contributions	$3,000,000
Percentage of capital contributions	85.7
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	24.9
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$1.00
Dilution per share	$0.76
Capital contributions	$2,250,000
Percentage of capital contributions	81.8
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	19.9

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$1.00
Dilution per share	$0.82
Capital contributions	$1,500,000
Percentage of capital contributions	74.9
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	14.2

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$1.00
Dilution per share	$0.88
Capital contributions	$750,000
Percentage of capital contributions	59.9
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	7.7

SELLING SHAREHOLDERS

The shares offered pursuant to this Prospectus are offered on the account of various shareholders (the "Selling Shareholders").  None of the Selling Shareholders hold or have held in the past three years any position, office, or other material relationship with the Issuer, except as provided below.  The following table summarizes the shares held by the Selling Shareholders:

Name and position	Shares Beneficially Owned Prior to Offering	Shares Offered	Shares Beneficially Owned After Offering	Percentage Beneficially Owned[1,2]
Private Investors:
Cataleya Capital Ltd.	334,000	334,000	0	*
Jazeb Jones	400,000	400,000	0	*
John Derby	266,000	266,000	0	*
Robert Tyler	405,818	405,818	0	*
Tania Woods	405,818	405,818	0	*
Nest Capital Management	223,200	223,200	0	*
CMGT, Inc.	405,818	404,818	0	*
Box Capital	405,818	404,818	0	*
Fort Investment Group Inc.	405,818	404,818	0	*
Steve Eliscu	400	400	0	*
Eugene Filiatrault	400	400	0	*
Tyler Aono	800	800	0	*
Norio Aono	800	800	0	*
Ryuya Furukawa	400	400	0	*
Kento Hashi	400	400	0	*
Kanako Kikuchi	400	400	0	*
Shun Nakayama	800	800	0	*
Kumi Nishioka	400	400	0	*
Kairi Tsuji	400	400	0	*
Masayuki Suzuki	400	400	0	*
Colin Wilson	40,000	40,000	0	*
Richard Ellison	20,000	20,000	0	*
Justin Meyer	3,000	3,000	0	*
Janeen Al Jadir	10,000	10,000	0	*
William Robertson	2,000	2,000	0	*
Robert Tyler	2,500	2,500	0	*
Randall Thomson	20,000	20,000	0	*
CMGT, Inc.	10,000	10,000	0	*
Tracy Dow	2,000	2,000	0	*
Robert Salna	50,000	50,000	0	*
Mohammad Shaygan	100,000	100,000	0	*
Alan Lindsay	10,000	10,000	0	*
Jiang Yu	100,000	100,000	0	*
Randall Lanham	1,000	1,000	0	*
Chetwood Ulyatt Capital, Inc.	1,000	1,000	0	*
John Welles	500	500	0	*
Kristen Lanham	500	500	0	*
Tania Woods	5,000	5,000	0	*
Stephen Lanham	500	500	0	*
Roger Janssen	500	500	0	*
Road Runner Media, Inc.	500	500	0	*
Joyce Lindsay	6,000	6,000	0	*
Noel Watkins	4,000	4,000	0	*

Total	3,646,890	3,646,890	0	0%

* Less than 1%
____________________________

(1)	Based on 9,046,890 shares outstanding as of April 4, 2018.
(2)
BENEFICIAL OWNERSHIP:  Shares held include all shares beneficially owned by the respective selling stockholder. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

PLAN OF DISTRIBUTION

Offering by Company

This is a self-underwritten offering and our officers and directors will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer:

1. Our officers and directors not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

4. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or intends primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).  Under Paragraph 3a4-1(a)(4)(iii), our officers and directors must restrict their participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mail or other means that does not involve oral solicitation by our officers and directors of a potential purchaser; provided, however, that the content of such communication is approved by our officers and directors;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.
Our officers and directors do not intend to purchase any shares in this offering.

Wigi Blockchain Technologies, Inc. will receive all proceeds from the sale of the 3,000,000 shares being offered, with no minimum purchase requirement.  The price per share is fixed at $1.00 for the duration of this offering.   Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCQB.  In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

Offering by Selling Shareholders

The common stock offered pursuant to this Prospectus by selling shareholders may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

•   ordinary brokers' transactions;

•   transactions involving cross or block trades;

•   through brokers, dealers, or underwriters who may act solely as agents

•   "at the market" into an existing market for the common stock;

•   in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•   in privately negotiated transactions; or

•   any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.  In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders and/or purchasers of the common stock for whom the broker-dealers may act as agent.  The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The selling shareholders are "underwriters" within the meaning of the Securities Act.

Neither we nor the selling shareholders can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between the selling shareholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents.  This does not include payment for any costs or expenses incurred by selling shareholders related to ownership or sales of their shares.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this Prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation.  The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

BLUE SKY RESTRICTIONS ON RESALE

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 90,000,000 shares of common stock with a par value $0.001 per share. As of the date of this prospectus, there were 9,046,890 shares of our common stock issued and outstanding held by 43 shareholders of record and no shares of preferred stock were issued or are outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.  Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Oklahoma for a more complete description of the rights and liabilities of holders of the Company's securities.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We do not have any outstanding shares of preferred stock, but the Company is authorized to issue up to 10,000,000 shares of preferred stock.  The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors.  The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Oklahoma.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Transfer Agent

The Company's transfer agent is Dynamic Stock Transfer, Inc., 14542 Ventura Blvd., Suite 205, Sherman Oaks, California 91403 (www.dynamicstocktransfer.com).  The telephone is (818) 465-3422 and their fax is (818) 465-3081.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Market for Our Shares of Common Stock

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing.  As of the date of this prospectus, we have 36 shareholders of record.

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB.  The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTCQB is not an issuer listing service, market or exchange.  Although the OTCQB does not have any listing requirements to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC.  Market makers are not permitted to begin quotation of a security of an issuer that does not meet this requirement.  Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the Company and any market maker regarding participation in a future trading market for our securities.

Rule 144 Shares

As of the date of this prospectus, we have issued 9,046,890 shares of common stock.  These shares are currently restricted from trading under Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144.  If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately 120,469 shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF BUSINESS
General

We were incorporated on August 10, 2017 in the State of Oklahoma.  From inception until the date of this filing we have had limited operating activities, primarily consisting of (i) the incorporation of our company, (ii) the development of our business plan, (iii) the initial equity funding, (iv) the development of WigiPay.

Our financial statements from inception on August 10, 2017 through our fiscal period ended September 30, 2017 report no revenues and a net loss of $47,855 Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business of providing retail and e-commerce companies the ability to accept digital currencies or local currency (cash/fiat) using a blockchain based payment platform. The goal is to create blockchain based payment platform that focuses primarily on fiat.

Our business office is located at 8F Iwasaki Building, 1-7-2 Asakusabashi, Taito-ku, Tokyo-to, Japan 111-0053.  Our telephone number is 81 9099542711 and our website is currently under development.

Business Description

Consumer aggregation platforms such as OpenTable and Yelp do not currently support an integrated payments option but could greatly benefit by adding this capability.  As the end transaction with the merchant is decoupled from the platform engagement process, the addition of integrated payments would not only add a new source of revenue but also provide a link back to what originally drove engagement with the merchant in the first place.  This enables a system where a merchant, which decides to be a member of an aggregation platform, can directly measure the network's effectiveness for generating revenue and loyalty.

To address the lack of integrated payments, the Company is developing WigiPay which will deliver a blockchain-based transaction platform, "WigiPay", with flat 0.5% processing fees.  Because WigiPay is blockchain-based, all payments are final, with no chargebacks and associated fees.  As customers prepay for Wigi points, deciding if they should link to their bank account or pay via a credit card for a fee (e.g. 2.9%), this ensures the customer has the WigiPay points in advance, thus eliminating fraudulent transactions for the merchant.  If WigiPay points are purchased using a fraudulent credit card, this problem reverts back to Wigi, and the merchant is shielded, creating a huge incentive to move customers to use WigiPay and providing room to provide discounts to customers paying via WigiPay.

Wigi is intended to give retail and e-commerce the ability to lower the cost of payments, eliminate fraud and deliver an automated and integrated rewards system.  WigiPay is intended to be a consumer-focused payment platform that when fully developed will provide consumers with multiple payment options. As the platform evolves, it will allow for cash, credit cards, debit cards, gift cards, cryptocurrencies, as well as loyalty/rewards transactions.

This is intended to provide a larger customer base to businesses while also lowering the payment processor transaction costs.  Wigi believes that consumers, merchants and merchant network platform providers, can simultaneously benefit with its WigiPay payment system, which will use blockchain technology.  Wigi believes it can disrupt legacy payments systems, which are costly for merchants (and ultimately for consumers), especially when fraud and chargebacks are included. Our products will include the WigiPay mobile app for consumers and WigiPOS merchant dashboard.  When used in tandem, consumers will be able to pay for products and services at lower costs while merchants will benefit from an automated rewards system that result in greater consumer retention and satisfaction. Wigi intends to incorporate blockchain technology into the fiat-based payment system.

In addition, by joining the network, the merchant can gain access to thousands of new customers who have WigiPay points to spend as they choose.  High-demand restaurants can quietly provide discounts to new customers without cheapening their brands as well as provide additional loyalty discounts to consumers who are frequent patrons – via WigiPOS, merchants can set the types and amount of discounts they wish to provide through an easy to use interface, which could be used to selectively broadcast to opt-in WigiPay customers.  As customer payments via WigiPay are tracked, the merchant no longer needs to manage complicated loyalty tracking systems, as this is done automatically by Wigi and can be viewed by the merchant in WigiPOS and in the consumer's WigiWallet app.  This further drives consumers to use WigiPay, driving a virtuous circle to grow the network and customer usage.

Consumers are incentivized as they would receive a 3% discount for using WigiPay on top of the loyalty discounts provided by merchants.  When the customer signs up, he or she receives a $10 discount from Wigi on the first $50 funded by the customer.  In addition, Wigi refunds to the merchant the first $3 of customer discounts, after which are funded by the restaurant (as at that point, the customer has presumably become a repeat customer of the network).  To be eligible for the transaction and loyalty discounts, customers need to maintain a minimum balance of $50 of WigiPay points.  They have the option to automatically debit additional funds to keep the account above that minimum.  Customers are refunded WigiPay points for fiat (along with a service fee) if they close their accounts. Consumer can choose to fund their WigiPay account via fiat currency or cryptocurrency. While WigiPay points could be viewed as an in-network cryptocurrency (as it is a value token that is moved on a permissioned blockchain), this complexity is all hidden from both the consumer and merchant.

Principal Products and Services

Our business plan is to create WigiPay, an application that enables customers to pay in WigiPay points or digital currencies and for retail and e-commerce businesses to accept payment in WigiPay points or digital currencies.  With the use of blockchain technology, we plan on developing a payment application for mobile, tablets, and desktop computers which will allow for an easy transaction and the processing of the payment.  We plan on allowing any business the ability to accept payment in the currency of its choice securely, conveniently and cost-effectively.

The Wigi platform aims to provide merchants and consumers a secure way to purchase, sell, transfer, and transact in stores, online or mobile devices with the currency of their choice. The Wigi platform is being developed and it does not currently have revenues nor any necessary licenses or permits to operate.

The following outlines the various ways the WigiPay system would operate:

On-boarding, WigiPay Point Acquisition

We first review the onboarding and customer point purchase operation:  for a consumer to acquire WigiPay points for use in the consumer aggregation network, he or she will download the WigiWallet Android or iPhone app.  Alternatively, the customer will have the option to create an account and manage WigiPay through a web browser interface for set-up and account management purposes.

The customer enters identity information and links a bank account to establish funds in his or her WigiWallet.  Identity information will be resident on the blockchain and controlled by the customer (i.e. the customer holds the private key to unlock his or hers personally identifiable information (PII).  We envision the WigiPay system to be implemented on a permissioned blockchain (e.g. Quorum, Hyperledger), for which users and merchants would be granted rights to access select information as their security settings allow.  WigiPay will access the blockchain information but not keep any user PII resident on Wigi servers.  In addition, the permissioned blockchain may be anchored to the Bitcoin blockchain for extra immutability assurance.

To be able to purchase WigiPay points, users will need verification of their bank account information prior to purchase.  Alternatively, a link to a credit card could be established as well with a (2.9%) service fee for purchases made via the credit card to pay for associated transaction fees.  Assessing this fee should encourage most users to use their bank account.  An incentive for merchants is that Wigi will assume chargebacks and fees related to fraudulent credit cards, and through careful management and the incentive to utilize bank accounts, Wigi expects these incurred potential chargebacks to be minimal.

The customer will need to purchase a minimum of $50 of WigiPay points, which will be discounted by $10 to compensate for the effort of the sign-up process.  In addition, as customers receive a 3% discount for using WigiPay, the Company will reimburse merchants for the discount for the first $100 used by consumers.  Presumably, after that point, the consumer has become a repeat user of the network and will likely give preference to those merchants accepting WigiPay.  For convenience, users will have the option to automatically debit their account when their balances dropped below $50.

From Wigi's accounting point of view, as WigiPay is effectively issuing gift certificates, the purchase of WigiPay points would add to Wigi's cash balance, accounts receivable (for the 3% discount and 0.5% transaction fee paid by merchants) and WigiPay points liability accounts when receiving cash for issuing WigiPay points.  These would be reversed when customers use points and the 0.5% transaction fee revenue would be recognized.  The $10 sign-up discount and $3 initial transaction subsidy would be included in selling general and administrative expense, as these are effectively customer acquisition/marketing costs. Wigi will pursue a variety of public relations activities, including media articles and online advertising campaigns to acquire new customers.

WigiPay Point Usage and Merchant Reimbursement

How points are used and how merchants are subsequently reimbursed:

When customers use the WigiPay system, they exchange an equal number of WigiPay points for goods and services priced in fiat currency.  Within one-business day (for transactions before noon Pacific time zone the prior business day), merchants are reimbursed less the 3% discount and 0.5% transaction fee.

Merchants will have full control as to how they choose to provide loyalty rewards.  Customers can receive additional discounts above the basic 3% from the beginning or after they have purchased a given amount (i.e. for every x number of WigiPay points used at the merchant, y number WigiPay points are deducted from the next purchase).  This will be set-up by the merchant ahead of time, and all of the recordkeeping for tracking and disbursing discounts would be managed by Wigi. A simple blockchain smart contract will record and implement these discounts.  The merchant only incurs the discount at the time WigiPay transactions are reimbursed for fiat currency.

Blockchain Technology

The blockchain provides a method for one Internet user to transfer a unique piece of digital property to another Internet user in a manner that is safe, secure and public.  The blockchain works by creating a distributed and tamper proof data structure which can be accessed as a shared public or permissioned ledger.  Nothing in this ledger can ever be deleted or modified, creating a permanent, immutable record of all transactions on the network.  This technology provides a way for consumers and businesses, without any prior relationship, to transact with each other directly, without the need for any third party trust.

Wigi is committed to operating the business in a transparent and open manner consistent with its legal and regulatory obligations.  The nature of digital currencies and the payment processor business makes Wigi attractive to criminals who want to launder money, finance terrorism, evade taxes, sanction and perpetrate other crimes.  The directors, management team, and compliance team of Wigi are alert to these risks and will ensure that it:

•	recognizes and understands the risks affecting the business as well as its legal and regulatory obligations;
•	adopts robust mitigation and compliance policies and operating procedures;
•	assesses risks, identifies threats, weaknesses and vulnerabilities, and responds appropriately;
•
strictly complies with applicable laws, rules and regulations including those relating to relating to financial and payment services, anti-money laundering, countering terrorist financing, potentially exposed persons and financial sanctions;

•	disrupts illegal activity by co-operating fully with the authorities and reporting suspicious activity;
•	identifies initial and ongoing compliance training needs of its management, staff and contractors and
•	ensures all are trained and achieve adequate levels of attainment; and
•	continuously monitors and regularly reviews its compliance performance.

Wigi has assembled a team of skilled blockchain experts and business professionals with broad technical expertise to develop and maintain its software platforms, and is uniquely positioned to take advantage of the fast  growing  blockchain and payment processing industries.

To assist with investor understanding, blockchain is the technology behind bitcoin, but it has many other uses too, and its design served as the inspiration for other applications beyond virtual currencies.  As the underlying blockchain technology began to mature, it entered a new phase of development, called "Blockchain 2.0".  This shift started happening in 2013 and into 2014 as Ethereum entered the stage, pursuing a course of producing implementations that matched a specification, as opposed to being a specification defined by an implementation.  At that time, the focus of blockchain expanded to a landscape that included much more advanced solutions for ownership and transactions, whereby all kinds of value could be registered and traded on various blockchains, which could be restricted as to one type of asset or expanded to a generalized platform capable of all forms of trade.

The concept of the "smart contract," a term coined in the 1990s, moved to the forefront with the development of Ethereum.  A smart contract describes computer code that can facilitate the exchange of money, content, property, shares, or anything of value.  When running on a blockchain, a smart contract becomes an immutable self-executing computer program that automatically executes actions when specific conditions are met.  Smart contracts can automate traditional contract management, handling the enforcement, management, performance, and payment.  Specific actions can be verified by third parties and trigger a chain of other events.

Blockchain technology has continued its evolution as the largest organizations have begun to investigate ways in which blockchain platforms can either supplement or replace their legacy systems.  Together with the recognition of the potential for smart contracts, this has brought about the distinction between public and private/permissioned blockchains and again raising the prospect for a seemingly endless number of possibilities for applications.  Whereas public blockchains represent an open P2P network involving transactions that require tokens (or cryptocurrencies such as Bitcoin) and come with their own rules of engagement as agreed upon by the P2P network, private/permissioned blockchains are being developed under which the validation process is controlled by a pre-selected set of nodes.  As an example of a private/permissioned blockchain in the financial realm (i.e. an industry level system), a consortium of financial institutions may wish to deploy a network where a certain majority have to sign every block in order for it to be valid – and access rights to read the blockchain might be restricted to just a certain number of participants.  In this way, organizations can exercise a significant measure of control over the blockchain, while also realizing many of the benefits of a public blockchain.

Whereas legacy systems utilize centralized databases and software, in the future, blockchain platforms can interface either with legacy systems and/or with other blockchains (i.e. hybrid models operating within a centralized system, decentralized blockchains operating between either centralized systems or other blockchains, etc.).

Cryptocurrencies are highly volatile and the blockchain and cryptocurrency industries and technologies are relatively new and evolving and there remains many uncertainties. Wigi intends to develop a payments platform that will utilize blockchain technology and at the same time reduce volatility in the use of cryptocurrencies. Ultimately, the Company's goal is to develop a payment system that utilizes fiat or a digital currency with blockchain being the underlying technology. The Company believes that blockchain technology can be implemented into payment systems that use fiat currency as the predominate form of payment.

Competitive Business Conditions and Strategy; Wigi's Position in the Industry

Wigi intends to establish itself as a competitive company in the market for payment processors with a specific focus on blockchain technology. Wigi's main competitors are companies offering similar services.

The global payments industry is highly competitive.  We compete against businesses in varied industries, many of whom are larger than we are, have a dominant and secure position in other industries, and offer other goods and services to consumers and merchants which we do not offer.  As online and offline commerce increasingly converge, the pace of change, innovation and disruption is increasing.  The global payments industry is rapidly changing, highly innovative and increasingly subject to regulatory scrutiny, which may negatively affect the competitive landscape. We compete against all forms of payments, including:

•	paper-based transactions (principally cash and checks);
•	providers of traditional payment methods, particularly credit and debit cards, money orders, and Automated Clearing House transactions (these providers are primarily well-established banks);
•
providers of "digital wallets" which offer customers the ability to pay online and/or on mobile devices through a variety of payment methods, including with mobile applications, through contactless payments, and with a variety of payment methods;

•
providers of mobile payments solutions that use tokenized card data approaches and Near Field Communication ("NFC") functionality (including Host Card Emulation ("HCE") functionality to eliminate the need for a physical NFC chip in the device);

•	payment-card processors that offer their services to merchants;
•	providers of "person-to-person" payments (typically through a trusted third party) that facilitate individuals sending money with an email address or mobile phone number;
•	providers of mobile payments; and
•	providers of card readers for mobile devices and of other new point of sale and multi-channel technologies.

We also face competition and potential competition from:

•	money remitters;
•	services that provide online merchants the ability to offer their customers the option of paying for purchases from their bank account or paying on credit in the United States and abroad;
•	issuers of stored value targeted at online payments;
•	other international online payment-services providers;
•	other providers of online account-based payments;
•	payment services targeting users of social networks and online gaming, often through billing to the consumer's mobile phone account;
•	mobile payment services between bank accounts;
•	payment services enabling banks to offer their online banking customers the ability to send and receive payments through their bank account;
•	online shopping services that provide special offers linked to a specific payment provider; and
•	services that help merchants accept and manage virtual currencies.

Many of these payment providers have greater customer bases, volume, scale, and market share than we do, which may provide significant competitive advantages.  Some of these competitors may also be subject to less burdensome licensing, anti-money laundering, counter-terrorist financing, and other regulatory requirements.  They may devote greater resources to the development, promotion, and sale of products and services, and they may offer lower prices or more effectively introduce their own innovative programs and services that adversely impact our growth.  We also expect new entrants to offer competitive products and services.  In addition, some merchants provide such services to themselves.  Competing services tied to established banks and other financial institutions may offer greater liquidity and engender greater consumer confidence in the safety and efficacy of their services.

We compete primarily on the basis of the following:

•	ability to attract, retain and engage both merchants and consumers with relatively low marketing expense;
•	ability to show that merchants will achieve incremental sales by offering our services;
•	security of transactions by utilizing the blockchain technology and networks;
•	simplicity of our fee structure; and
•	website, mobile platform and application onboarding, ease-of-use and accessibility.

If we are not able to differentiate our business from those of our competitors, drive value for our customers, and/or effectively align our resources with our goals and objectives, we may not be able to compete effectively against our competitors.  Our failure to compete effectively against any of the foregoing competitive threats could materially and adversely harm our business.

Outsourcing of Software Programmers

Wigi plans to hire independent sub-contractors (programmers and developers) to customize the software which is planned to be the foundation to our application.  We believe that these services may be obtained at competitive prices from software outsourcing companies operating outside the United States; however, we may encounter good programmers at competitive rates within the United States.  At this time, we have no arrangements with any vendors or third parties to obtain hardware or programming.

Patents, Trademarks, Licenses, Agreements or Contracts

Currently there are no aspects of our business plan which require a patent, trademark, or product license.  We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Research and Development Activities and Costs

We currently have plans to undertake research or development on the development of our products and services.  We currently do not have an estimate on the cost of such research or development.

Policies

The Company has adopted the following policies: (i) anti-fraud policy; (ii) code of conduct policy; (iii) information security and cybercrime policy; (iv) internet usage policy; (v) personal information protection and privacy policy; and (vi) anti-money laundering policy.

The anti-money laundering policy and procedures include, but not limited to, the following:

a.
Identifying "red flags" and upon identifying a "red flag", the Company is to use closer scrutiny to help determine whether the activity is suspicious or one for which there does not appear to be a reasonable business or legal purpose; and

b.	Using counterparty KYC Questionnaire to gather information.

Mr. Simon Padgett who is a member of the Company's advisory board is a member of the Association of Certified Fraud Examiners ("ACFE"), established in 1988. It is a professional organization of fraud examiners. Its activities include producing fraud information, tools and training. The ACFE grants the professional designation of Certified Fraud Examiner. The ACFE is the world's largest anti-fraud organization and is a provider of anti-fraud training and education, with more than 80,000 members.  CFEs around the world uncover fraud and implement processes to prevent fraud from occurring.

The Company is cognizant that as bitcoin and to an extent other cryptocurrencies become more mainstream and accepted, a new avenue of digital forensics involving cryptocurrencies has emerged.  This is particularly true given the attributes which cryptographies have, including confidentiality, integrity, nonrepudiation, payment freedom, and the lack of direct third-party oversight.  In the last few years, cryptocurrencies have been used in criminal activities as drugs, weapons and forgeries are easily available with an internet connection and a few pieces of software. Other criminal uses of bitcoin and other cryptocurrencies include money laundering, tax evasion and sanctions busting.

On July 20, 2017, law enforcement agencies announced that they had taken down two dark-web marketplaces: AlphaBay and Hansa, both of which handled illegal transactions via bitcoin. AlphaBay is reported to have engaged in transactions totaling more than $1 billion since 2014.  Authorities have also successfully shut down many dark markets such as Silk Road.

Employees

We currently have no full-time employees.  Our officers and directors currently donate their time to the development of the Company, and intend to do whatever is necessary in order to bring us to the point of earning revenues.  We have no other employees, however we do foresee hiring employees and consultants in the future.  We also plan to engage independent contractors and sub-contractors to design and develop our website, manage our internet marketing efforts and for the development of the payment processor.

Legal Proceedings

The Company is not currently a party to any material legal proceedings and is not aware of any material threatened litigation.

Offices

Our current executive offices are provided by management of the Company.  We do not pay any rent, and there is no agreement to pay any rent in the future.  If we realize 50% participation or higher in this Offering, we will use some of the resulting proceeds to establish offices of our own.

RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently not listed on the OTCQB or any securities exchange.  There is no guarantee our common stock will ever meet the requirements for listing on the OTCQB or a securities exchange.

Holders of Common Stock

As of the date of this prospectus, we had 43 shareholders of record of our common stock.

Dividend Policy

We have never declared or paid cash dividends.  We intend to retain earnings, if any, to support the development of the business and therefore, do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our financial statements reviewed or audited by BF Borgers CPA PC, our independent auditor.  Our independent auditor is expected to charge us approximately $2,500.00 to review our quarterly financial statements and approximately $7,500.00 to audit our annual financial statements.  In the next twelve months, we anticipate spending at least $10,000.00 for our accounting and audit requirements.
SEC FILING PLAN

We will be required to file annual and periodic reports subsequent to the effectiveness of this Form S-1.  This means that we will file documents with the United States Securities and Exchange Commission.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings.  In the next twelve months, we anticipate spending approximately $25,000 for legal costs in connection with our three quarterly filings and annual filing.

RESULTS OF OPERATIONS INCEPTION TO DATE

We have had no operating revenues since our inception on August 10, 2017 through the date of this prospectus.  Our activities have been financed by the proceeds and good will consideration of share subscriptions or through advances provided by management.  From our inception to the date of this prospectus we have raised a total of $501,552 from private offerings of our common stock.

Total expenses in the period of inception to December 31, 2017 were $71,241.  The operating loss for the period is a result of general and administrative expenses in the amount of $71,141. Since inception we have incurred operating expenses of $71,141.

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance at December 31, 2017 was $450,552.  We believe these cash reserves are sufficient to cover our expenses for the first quarter of 2018.  If we cannot raise any additional financing prior to the expiration of this timeframe, we believe we will be able to obtain loans from management in the future, if necessary, but have no agreement in writing.

We are a emerging growth company and have generated no revenue to date.  Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of approximately $20,000.00 in additional cash over the next 12 months to complete our regulatory reporting and filings.   However, we will require maximum participation in this Offering to implement our complete business plan.  If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

There are no assurances that we will be able to obtain further funds required for our continued operations.  Even if additional financing is available, it may not be available on terms we find favorable.  Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception.  As of December 31, 2017 the Company had accumulated losses of $71,241.  Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

As of the date of this prospectus, there are no off-balance sheet arrangements.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

Year End:

The Company has adopted September 30 as its fiscal year end.

Use of Estimates:

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  The company considers short-term, highly liquid investments that are readily convertible to known amounts of cash and that are so near their maturity that they present insignificant risk of changes in value because of changes in interest  rate to be cash equivalents.

Income Taxes:

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. As of December 31, 2017, the Company reviewed its tax positions and determined there were no outstanding tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

Software and Source Code Expenses:

This balance consists of the underlying source code of the Wigi software platform that was purchased by the Company from a related party during the period.

Stock Subscription Receivable:

This balance relates to capital stock issued during the period for which payment has not been received by the Company at year end.

Net Loss per Share:

Net income (loss) per common share is computed and presented in both basic and diluted earnings per share ("EPS") on the face of the income statement.

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Commitments and Contingencies:

Management of the Company is not aware any commitments or contingencies that would have a material adverse effect on the Company's financial condition, results of operations or cash flows.

Foreign Currency translation:

The Company's functional and reporting currency is the US dollar. Foreign exchange items are translated to US dollars using the exchange rate prevailing at the balance sheet date. Monetary assets and liabilities are translated using the exchange rate at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Recent Accounting Pronouncements:

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and Officers currently serving our Company is as follows:

Name[1]	Age	Positions and Offices

Chris Filiatrault	56	Chief Executive Officer and Director

Robert Rosner	53	Chief Financial Officer and Director

Denis D. Corin	45	Director

(1) All officers and directors c/o Wigi BlockchainTechnologies, Inc., 8F Iwasaki Building, 1-7-2 Asakusabashi, Taito-ku, Tokyo-to, Japan 111-0053

The Director and Officers named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, Directors are anticipated to be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Chris Filiatrault, Chief Executive Officer, President and Director

Chris Filiatrault is a co-founder, director, and president of Wigi. For over 30 years, Mr. Filiatrault has been developing internet technology and software for the Japanese business market.    Mr. Filiatrault is also the founder and chairman of DMG Blockchain Solutions Inc. (TSXV: DMGI), a company that specializes in cryptocurrency and blockchain solutions in a variety of industries.

Robert Rosner, Chief Financial Officer and Director

Robert Rosner is an entrepreneur experienced in creating, financing and building companies; from initial concept to market build out. He is proficient with all aspects of Canadian and US Securities rules and regulations and has 25 continuous years acting as an Officer and/or Director of multiple Canadian and US public companies, serving in management/executive management, reporting compliance, oversight and fiduciary capacities. His public company experience includes intellectual property management & software development, high tech and consumer goods and mining and O&G resource sectors. A skilled marketer and communicator, Robert has authored sales and marketing books, and developed and led sales leadership training programs. Mr. Rosner is currently a director and senior officer of several Canadian and US public companies.

Denis D. Corin, Director

Mr. Denis D. Corin is Chief Executive Officer and Chairman of Q BioMed Inc. (OTCQB: QBIO).  Mr. Corin is an experienced public company executive and management consultant.  He has worked almost exclusively in the biomedical field for over 13 years from large pharma and diagnostic companies to small innovative biotech.  He has served in various senior executive roles and has been instrumental in building and restructuring businesses.  Mr. Corin has raised millions of dollars in development capital to advance businesses.  Mr. Corin also served as a Management Consultant to the executives and board of TapImmune Inc. (NASD:TPIV), a clinical stage immune-oncology company through 2014.  He holds a Bachelor's Degree majoring in both Economics and Marketing & Advertising Management from the University of Natal, South Africa.

Advisory Board

The following are members of the Company's advisory board:

Steven Eliscu

Steven Eliscu is a special advisor to the DMG Blockchain Solutions Inc. (TSXV: DMGI) board of directors. He was most recently Head of Finance at Bitfury Group Ltd., a leading blockchain and cryptocurrency company. Prior to that Steve was an equity research analyst at UBS for 9 years, during which he covered semiconductor companies with an aggregate market cap in excess of $200 billion. He has also worked in executive marketing and business development roles in the semiconductor and network equipment sectors.

Simon Padgett

Simon Padgett is a British ACCA Accountant with a Canadian CPA and an MBA from Oxford. He is also a CFE (Certified Fraud Examiner) with over 25 years of experience as Head of Internal Audit, Risk Management and Corporate Governance, with a particular focus on and specialism in Forensic Accounting and Fraud and Corruption Investigations, Anti-Fraud Programs and Anti-Money Laundering. He has worked for the big 4 Accountancy firms including 6 years at Ernst & Young in South Africa and KPMG in the Caribbean Region. He is also a director of DMG Blockchain Solutions Inc. (TSXV: DMGI).

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to its Director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regards to each director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no other significant employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Directors collectively.  The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee.  The Board is of the opinion that such committees are not necessary since the Company is an early development stage company, and to date, the Directors have been performing the functions of such committees.  Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our officers and directors for all services rendered in all capacities to us for the fiscal periods indicated.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Inception to September 30, 2017	Salary ($)*	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)
Chris Filiatrault, Chief Executive Officer		$0.00	$0.00	$0.00	None
Robert Rosner, Chief Financial Officer and Director		$0.00	$0.00	$0.00	None
Denis D. Corin, Director		$0.00	$0.00	$0.00	None

Our Director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to Directors serving on our Board of Directors

STOCK OPTION GRANTS

We have not granted any stock options to our officers or directors since our inception.  Upon the further development of our business, we will likely grant options to directors, officers, employees, and consultants consistent with industry standards for businesses similar to ours.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any of its officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 9,046,890 shares of our common stock issued and outstanding as of April 4, 2018. We do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock.

	Name and Address of	Number of Shares	Percent of
Title of Class	Beneficial Owner	Owned Beneficially	Class Owned

Common Stock	Chris Filiatrault (1)(2)	5,000,000	55.3%
Common Stock	Robert Rosner (1)	200,000	2.2%
Common Stock	Denis D. Corin	200,000	2.2%
Common Stock	Digital Mint Group SEZC (1)(2)	5,000,000	55.3%

All Executive Officers
and Directors as a		5,400,000	59.7
Group (3 persons)

(1)   c/o Wigi Blockchain Technologies, Inc. 8F Iwasaki Building, 1-7-2 Asakusabashi, Taito-ku, Tokyo-to, Japan 111-0053.
(2)   Shares are held directly by Digital Mint Group SEZC, of which Mr. Filiatrault may be deemed to be a beneficial owner.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Wigi Blockchain Technologies, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Cutler Law Group, P.C. has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.  BF Borgers CPA PC, our independent registered public accountant, has audited our financial statements for the period from inception to September 30, 2017, included in this prospectus and registration statement.

WHERE YOU CAN FIND MORE INFORMATION

 We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering.  This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement.  For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.  The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

BF Borgers CPA PC, is our registered independent auditor.  There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Wigi Blockchain Technologies, Inc.

Index to Financial Statements

For the period from August 10, 2017 (inception) to September 30, 2017

For the period ending December 31, 2017

Pages

Balance Sheet as of December 31, 2017 (Unaudited) and September 30, 2017	F-10

Statement of Operations (Unaudited) for the Three Months Ended December 31, 2017	F-11

Statement of Cash Flows (Unaudited) for the Three Months Ended December 31, 2017	F-12

Unaudited Notes to the Financial Statements	F-13 to F-16

Report of Independent Registered Public Accounting Firm
To the shareholders and the board of directors of Wigi Blockchain Technologies, Inc.

Opinion on the Financial Statements
We have audited the accompanying balance sheet of Wigi Blockchain Technologies, Inc. (the "Company") as of September 30, 2017, the related statement of operations, stockholders' equity (deficit), and cash flows for the period from August 10, 2017 (inception) to September 30, 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
Substantial Doubt about the Company's Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

Served as Auditor since 2017
Lakewood, CO
April 9, 2018

Balance Sheet

As of September 30, 2017

Assets
Current assets:
Cash and cash equivalents	$401,314

Total current assets	401,314

Total Assets	$401,314

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable to related parties	$20,000
Accounts payable and accrued liabilities	27,688

Total current liabilities	47,688

Total liabilities	47,688

Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2017	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 9,046,890 shares issued and outstanding as of September 30, 2017	9,047
Additional paid-in capital	492,246
Stock subscription receivable	(99,812)
Accumulated deficit	(47,855)

Total stockholders' equity	353,626

Total Liabilities and Stockholders' Equity	$401,314

The accompanying notes form an integral part of these financial statements.

Statement of Operations

For the period from August 10, 2017 (inception) to September 30, 2017

Revenue	$-

Expenses:
General and administrative expenses	167
Legal and professional expenses	27,188
Website	500
Software and source code – related party	20,000

Total expenses	47,855

Net loss	$(47,855)

Net loss per share – basic and diluted	$(0.01)

Basic and diluted weighted average shares outstanding	4,523,445

The accompanying notes form an integral part of these financial statements.

Statement of Changes in Stockholders' Equity
For the period from August 10, 2017 (inception) to September 30, 2017

	Common Stock
	Shares	Amount	Paid-in Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders' Equity

Balance – August 10, 2017 (Inception)	-	$-	$-	$-	$-	$-

Common stock issued for cash	9,046,890	9,047	492,246	-	-	501,293

Stock subscription receivable	-	-	-	(99,812)	-	(99,812)

Net loss	-	-	-		(47,855)	(47,855)

Balance – September 30, 2017	9,046,890	$9,047	$492,246	$(99,812)	$(47,855)	$353,626

The accompanying notes form an integral part of these financial statements.

Statement of Cash Flows

For the period from August 10, 2017 (inception) to September 30, 2017

Cash flows from operating activities
Net loss	$(47,855)
Changes in operating assets and liabilities
Accounts payable to related parties	20,000
Accounts payable and accrued liabilities	27,688

Net cash used in by operating activities	(167)

Cash flows used in financing activities
Issuance of common stock for cash	401,481

Net cash provided by financing activities	401,481

Net increase in cash	401,314

Cash, beginning of period	-

Cash, end of period	$401,314

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$-
Income taxes	$-

Refer to Note 2 in the financial statements for disclosures over all non-cash investing and financing activities during the period.

The accompanying notes form an integral part of these financial statements.

Notes to the Financial Statements
For the period from August 10, 2017 (inception) to September 30, 2017

1. Nature of Operations and Organization of the Company

Wigi Blockchain Technologies, Inc., (the "Company") an Oklahoma corporation incorporated on August 10, 2017, is a payments technology company that is developing a payments platform known as "WigPay."  Wigi is intended to give retail and e-commerce the ability to lower the cost of payments, eliminate fraud and deliver an automated and integrated rewards system.  The Company intends to provide retail and e-commerce businesses the ability to accept payments utilizing cryptocurrency via our WigiPay payments system, which will charge a surcharge on every transaction made through our application.  This is intended to provide a larger customer base to businesses while also lowering the payment processor transaction costs.  The Company believes that through the Wigi platform consumers, merchants and merchant network platform providers, can simultaneously benefit with its WigiPay payment system, which will use blockchain technology. The Company believes it can disrupt legacy payments industry systems, which are costly for merchants (and ultimately for consumers), especially when fraud and chargebacks are included. Our products will include the WigiPay4 mobile app for consumers and WigiPOS merchant dashboard. When used together, consumers will be able to pay for products and services at lower costs while merchants will benefit from an automated rewards system that result in greater consumer retention and satisfaction. Wigi intends to modernize legacy payments by utilizing blockchain technology with fiat currency.
The Company is a development stage company that has not realized any revenues to date and are in the early stages of developing the business. The Company is an "emerging growth company" within the meaning of the federal securities laws and intends to take advantage of  reporting exemptions offered to "emerging growth companies" until the Company is no longer an "emerging growth company".

2. Summary of Significant Accounting Policies

Basis of presentation
The financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

Year End
The Company has adopted September 30 as its fiscal year end.

Use of Estimates
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  The company considers short-term, highly liquid investments that are readily convertible to known amounts of cash and that are so near their maturity that they present insignificant risk of changes in value because of changes in interest.

Notes to the Financial Statements
For the period from August 10, 2017 (inception) to September 30, 2017

2. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents (continued)
rate to be cash equivalents. This balance includes $181,060 held in a trust account that is legal title of the Company. There were no cash equivalents as of September 30, 2017.

Income Taxes
The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. As of September 30, 2017, the Company reviewed its tax positions and determined there were no outstanding tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

Software and Source Code Expenses
This balance consists of the underlying source code of the Wigi software platform that was purchased by the Company from a related party, during the period.

Stock Subscription Receivable
This balance relates to capital stock issued during the period for which payment has not been received by the Company at year end. The balance receivable was collected in full by December 7, 2017.

Net Loss per Share
Net income (loss) per common share is computed and presented in both basic and diluted earnings per share ("EPS") on the face of the income statement.

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

As of September 30, 2017 there were no warrants, options or agreements outstanding to acquire additional shares of stock that would have a dilutive effect on current shares outstanding, as such diluted and basic EPS are equivalent at period end.

Commitments and Contingencies
Management of the Company is not aware any commitments or contingencies that would have a material adverse effect on the Company's financial condition, results of operations or cash flows.

Notes to the Financial Statements
For the period from August 10, 2017 (inception) to September 30, 2017

2. Summary of Significant Accounting Policies (continued)

Foreign Currency translation
The Company's functional and reporting currency is the US dollar. Foreign exchange items are translated to US dollars using the exchange rate prevailing at the balance sheet date. Monetary assets and liabilities are translated using the exchange rate at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Recent Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $47,855 as of September 30, 2017. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Notes to the Financial Statements
For the period from August 10, 2017 (inception) to September 30, 2017

4. Stockholders' Equity

Effective August 10, 2017, 1,000,000 shares of common stock were offered and sold to three investors at a purchase price of $0.0025 per share.

Effective August 15, 2017, 5,000,000 shares of common stock were offered and sold to Digital Mint Group SEZC, a company owned and controlled by Chris Filiatrault, a director of the Company, at a purchase price of $0.01 per share. These shares are restricted from trading for a period of 12 months subsequent to listing on the OTCQB Market. Subsequent to this 12 month period shares are able to be traded with additional provisions on the trades up until August 10, 2019.

Effective August 15, 2017, 400,000 shares of common stock were offered and sold to Denis Corin and Robert Rosner, officers of the Company, at a purchase price of $0.01 per share. The shares are restricted for trading for one year pursuant to SEC rule 144.

Effective August 31, 2017, 2,252,290 shares of common stock were offered and sold to six investors at a purchase price of $0.11 per share.

Effective September 30, 2017, 394,600 shares of common stock were offered and sold to thirty four investors at a purchase price of $0.50 per share.

5. Related Party Transactions

The purchase of the source code represents the total balance payable to related parties at year end. The Company purchased the source code from an entity associated with the Director of the Company.

6. Subsequent Events

The Company engaged Christopher Filiatrault (CEO and Director) for software consulting services delivered in October 2017 at a total cost of $5,000. The Company also engaged  Steven Eliscu (shareholder in the Company) in October 2017 for consulting services at a total cost of $5,000 to assist in the drafting of the WigiPay white paper. The Company's Management has reviewed all material events through the date of this report and there are no additional material subsequent events to report that have not already been disclosed within the aforementioned notes.

Balance Sheets

	December 31, 2017	September 30, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$450,552	$401,314

Total current assets	450,552	401,314

Total Assets	$450,552	$401,314

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable to related parties	$20,000	$20,000
Accounts payable and accrued liabilities	500	27,688

Total current liabilities	20,500	47,688

Total liabilities	20,500	47,688

Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2017	-	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 9,046,890 shares issued and outstanding as of December 31, 2017	9,047	9,047
Additional paid-in capital	492,246	492,246
Stock subscription receivable	-	(99,812)
Accumulated deficit	(71,241)	(47,855)

Total stockholders' equity	430,052	353,626

Total Liabilities and Stockholders' Equity	$450,552	$401,314

The accompanying notes form an integral part of these financial statements.

Statement of Operations
(Unaudited)

For the three months ended December 31, 2017

Revenue	$-

Expenses:
General and administrative expenses	224
Legal and professional expenses	13,162
Consulting fees	5,000
Consulting fees – related party	5,000

Total expenses	23,386

Net loss	$(23,386)

Net loss per share – basic and diluted	$(0.00)

Basic and diluted weighted average shares outstanding	9,046,890

The accompanying notes form an integral part of these financial statements.

Statement of Cash Flows
(Unaudited)

For the three months ended December 31, 2017

Cash flows from operating activities
Net loss	$(23,386)
Changes in operating assets and liabilities

Accounts payable and accrued liabilities	(27,188)

Net cash used in operating activities	(50,574)

Cash flows used in financing activities
Issuance of common stock for cash	99,812

Net cash provided by financing activities	99,812

Net increase in cash	49,238

Cash, beginning of period	401,314

Cash, end of period	$450,552

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-
Income taxes	$-

Refer to Note 2 in the financial statements for disclosures over all non-cash investing and financing activities during the period.

The accompanying notes form an integral part of these financial statements

Notes to the Financial Statements
December 31, 2017
(Unaudited)

1. Nature of Operations and Organization of the Company

Wigi Blockchain Technologies, Inc., (the "Company") an Oklahoma corporation incorporated on August 10, 2017, is a payments technology company that is developing a payments platform known as "WigPay."  Wigi is intended to give retail and e-commerce the ability to lower the cost of payments, eliminate fraud and deliver an automated and integrated rewards system.  The Company intends to provide retail and e-commerce businesses the ability to accept payments utilizing cryptocurrency via our WigiPay payments system, which will charge a surcharge on every transaction made through our application.  This is intended to provide a larger customer base to businesses while also lowering the payment processor transaction costs.  The Company believes that through the Wigi platform consumers, merchants and merchant network platform providers, can simultaneously benefit with its WigiPay payment system, which will use blockchain technology. The Company believes it can disrupt legacy payments industry systems, which are costly for merchants (and ultimately for consumers), especially when fraud and chargebacks are included. Our products will include the WigiPay mobile app for consumers and WigiPOS merchant dashboard. When used together, consumers will be able to pay for products and services at lower costs while merchants will benefit from an automated rewards system that result in greater consumer retention and satisfaction. Wigi intends to modernize legacy payments by utilizing blockchain technology with fiat currency.
The Company is a development stage company that has not realized any revenues to date and are in the early stages of developing the business. The Company is an "emerging growth company" within the meaning of the federal securities laws and intends to take advantage of  reporting exemptions offered to "emerging growth companies" until the Company is no longer an "emerging growth company".

2. Summary of Significant Accounting Policies

Basis of presentation
The financial statements present the balance sheets, statement of operations, cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

Year End
The Company has adopted September 30 as its fiscal year end.

Use of Estimates
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Notes to the Financial Statements
December 31, 2017
(Unaudited)

Cash and Cash Equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  The company considers short-term, highly liquid investments that are readily convertible to known amounts of cash and that are so near their

3. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents (continued)
maturity that they present insignificant risk of changes in value because of changes in interest rate to be cash equivalents. This balance includes $96,070 ($181,060 at September 30, 2017) held in a trust account that is legal title of the Company. There were no cash equivalents as of December 31, 2017 (none held as of September 30, 2017).

Income Taxes
The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. As of December 31, 2017, the Company reviewed its tax positions and determined there were no outstanding tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

Stock Subscription Receivable
This balance relates to capital stock issued during the period from August 10, 2017 to September 30, 2017, for which payment has not been received by the Company at year end. The balance receivable was collected in full by December 7, 2017.

Net Loss per Share
Net income (loss) per common share is computed and presented in both basic and diluted earnings per share ("EPS") on the face of the income statement.

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

As of December 31, 2017 there were no warrants, options or agreements outstanding to acquire additional shares of stock that would have a dilutive effect on current shares outstanding, as such diluted and basic EPS are equivalent at period end.

Notes to the Financial Statements
December 31, 2017
(Unaudited)

Commitments and Contingencies
Management of the Company is not aware any commitments or contingencies that would have a material adverse effect on the Company's financial condition, results of operations or cash flows.

4. Summary of Significant Accounting Policies (continued)

Foreign Currency translation
The Company's functional and reporting currency is the US dollar. Foreign exchange items are translated to US dollars using the exchange rate prevailing at the balance sheet date. Monetary assets and liabilities are translated using the exchange rate at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Recent Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

5. Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $71,214 as of December 31, 2017 ($47,855 as of September 30, 2017). The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Notes to the Financial Statements
December 31, 2017
(Unaudited)

6. Stockholders' Equity

Effective August 10, 2017, 1,000,000 shares of common stock were offered and sold to three investors at a purchase price of $0.0025 per share.

Effective August 15, 2017, 5,000,000 shares of common stock were offered and sold to Digital Mint Group SEZC, a company owned and controlled by Chris Filiatrault, a director of the Company, at a purchase price of $0.01 per share. These shares are restricted from trading for a period of 12 months subsequent to listing on the OTCQB Market. Subsequent to this 12 month period shares are able to be traded with additional provisions on the trades up until August 10, 2019.

Effective August 15, 2017, 400,000 shares of common stock were offered and sold to Denis Corin and Robert Rosner, directors of the Company, at a purchase price of $0.01 per share. The shares are restricted for trading for one year pursuant to SEC rule 144.

Effective August 31, 2017, 2,252,290 shares of common stock were offered and sold to six investors at a purchase price of $0.11 per share.

Effective September 30, 2017, 394,600 shares of common stock were offered and sold to thirty-four investors at a purchase price of $0.50 per share.

7. Related Party Transactions

The Company engaged Christopher Filiatrault (CEO and Director) for software consulting services delivered during the period at a total cost of $5,000.

8. Subsequent Events

The Company's Management has reviewed all material events through the date of this report and there are no additional material subsequent events to report that have not already been disclosed within the aforementioned notes.

PROSPECTUS

WIGI BLOCKCHAIN TECHNOLOGIES, INC.

6,646,890 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus.

You must not rely on unauthorized information.  This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal.  Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2018 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS APRIL 6, 2018

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by Wigi Blockchain Technologies, Inc.

Amount
Item	(US$)
SEC Registration Fee	$600.52
Transfer Agent Fees	1,000.00
Legal Fees	30,000.00
Accounting and Auditing Fees	20,000.00
Printing/Edgar filing Costs	500.00
TOTAL	$52,100.52

INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Oklahoma Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.
We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.  Such indemnification agreements may require us, among other things, to:
•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors' and officers' insurance.

RECENT SALES OF UNREGISTERED SECURITIES

Since our inception on August 10, 2017, we have issued and sold the following securities without registration.

Effective August 10, 2017, we offered and sold 1,000,000 shares of common stock to three investors at $0.0025 per share.

Part II -- Page 1

Effective August 15, 2017, we offered and sold 5,400,000 shares of common stock to Digital Mint Group SEZC, Denis Corin and Robert Rosner, our officers and directors, at a purchase price of $0.01 per share.

Effective August 30, 2017, we offered and sold 2,252,290 shares of common stock to six investors at a purchase price of $0.11 per share.

Effective September 30, 2017, we offered and sold 394,600 shares of common stock to 34 investors at a purchase price of $0.50 per share.

We issued the foregoing restricted shares pursuant to Section 4(2) of the Securities Act of 1933.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement.

Exhibit	Description

3.1	Articles of Incorporation of Registrant
3.2	Bylaws of Registrant
10.1	Form of Subscription Agreement
5.1	Opinion of Cutler Law Group, P.C. regarding the legality of the securities being registered
23.1	Consent of Cutler Law Group, P.C. (included in exhibit 5.1)
23.2	Consent of BF Borgers CPA PC

Part II -- Page 2

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

Part II -- Page 3

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Part II -- Page 4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tokyo, Japan on April 9, 2018.

Wigi Blockchain Technologies, Inc. (Registrant)

By:	/s/ Chris Filiatrault
Name: Chris Filiatrault
Title: Chief Executive Officer, President and Director
(principal exertive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Filiatrault, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Wigi Blockchain Technologies, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/s/ Chris Filiatrault
Name: Chris Filiatrault
Title: Chief Executive Officer, President and Director
(principal exertive officer)

By:	/s/ Robert Rosner
Name: Robert Rosner
Title: Chief Financial Officer and Director
(principal principal financial officer, and principal accounting officer)

By:	/s/ Dennis D. Corin
Name: Dennis D. Corin
Title: Director

Part II -- Page 5